Exhibit 10.24

RAYTHEON 2019 STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT FOR DIRECTORS

This Restricted Stock Award Agreement, dated as of <Award Date> (the “Award Date”) between Raytheon Company (the “Company”), and name, a Director of the Company (the “Participant”).

WHEREAS, the Board of Directors of the Company (“the Board”) has established, and the Company’s stockholders have approved, the Raytheon 2019 Stock Plan (the “Plan”); and

WHEREAS, the Governance and Nominating Committee of the Board (the “Committee”) has authority and responsibility with reference to awards to directors under the Plan; and

WHEREAS, in order to reward the Participant for services to be rendered in a manner that relates directly to the Company’s financial performance and growth and to further align the interests of the Participant and the Company’s stockholders through opportunities for increased stock ownership by the Participant, the Board, acting upon the recommendation of the Committee, has, as of the date hereof, granted to the Participant a Restricted Stock Award of number shares of Common Stock of the Company; and

WHEREAS, as required by the Plan, the parties hereto desire to evidence such award by this written agreement.

NOW, THEREFORE, in consideration of the foregoing and the Participant’s acceptance of the terms and conditions hereof, the parties hereto agree as follows:

1.    The shares of Common Stock granted to the Participant shall be registered in the name of the Participant and retained in the custody of the Company until such shares vest and the restrictions thereon have lapsed in accordance with Paragraph 2 below (the “Restriction Period”). During the Restriction Period, the Participant shall be entitled to vote such shares and to receive dividends paid on such shares.

2.    The shares of Common Stock granted to the Participant hereunder shall vest and the restrictions on those Shares shall lapse (the “Vesting Date”) on the earlier of (i) the date of the 2020 Annual Meeting of Stockholders of the Company, or (ii) upon the Participant ceasing to be a Director of the Company (A) on account of death or (B) following a Change in Control (as that term is defined in the Plan).

3.    On or about the Vesting Date, the Company shall deliver to the Participant a certificate, registered in the name of the Participant, or other evidence of ownership, free of restrictions hereunder, representing the number of shares of Common Stock granted to the Participant hereunder. In lieu of receiving a certificate, the Participant may elect to have such vested shares transferred to a brokerage account designated in writing by the Participant. No payment shall be required from the Participant in connection with any delivery to the Participant of shares hereunder.

4.    The granting of this Restricted Stock Award shall not be deemed to create a contract of employment or service between the Participant and the Company.

5.    If during the Restriction Period the Participant ceases to be a Director of the Company for any reason other than as specified in Paragraph 2 above, then the Participant shall cease to be entitled to delivery of any of the shares as to which the applicable restrictions have not theretofore lapsed, and all rights of the Participant in and to such shares, including any prorated portion of the shares with respect to a partial year, shall be forfeited.

6.    Until the lapse of the restrictions applicable to any shares of Common Stock awarded to the Participant pursuant to this Restricted Stock Award Agreement, such shares may not be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Participant and shall not be subject to execution, attachment or similar process.

7.    Except as expressly set forth herein, all terms and conditions of the Plan are incorporated herein by reference and constitute an integral part hereof. Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

8.    Notices required or permitted hereunder shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the Office of the General Counsel of the Company, 870 Winter Street, Waltham, Massachusetts 02451, and to the Participant at his or her address as shown on the Company’s records, or to such other address as the Participant by notice to the Company may designate in writing from time to time.

Your acceptance of this Restricted Stock Award constitutes your agreement to the terms of this Restricted Stock Award Agreement.

RAYTHEON COMPANY

By: ________________________
Name:
Title:

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